Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Mercury General Corporation:

We have reviewed the consolidated balance sheet of Mercury General Corporation and subsidiaries as of September 30, 2008, the related consolidated statements of operations and comprehensive (loss) income for the three-month and nine-month periods ended September 30, 2008 and 2007, and the related consolidated statements of cash flows for the nine-month periods ended September 30, 2008 and 2007. These consolidated financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the consolidated financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

We have previously audited, in accordance with standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of Mercury General Corporation and subsidiaries as of December 31, 2007, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for the year then ended (not presented herein); and in our report dated February 25 2008, we expressed an unqualified opinion on those consolidated financial statements.

As discussed in Note 2 to the consolidated financial statements, the Company has adopted Statement of Financial Accounting Standards (SFAS) No. 157, “Fair Value Measurements”, and SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, as of January 1, 2008.

/s/ KPMG LLP

Los Angeles, California

November 7, 2008